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                                                                 RULE 424(b)(3)
                                                             FILE NO.  33-63735
                                                      REPUBLIC INDUSTRIES, INC.




                   SUPPLEMENT NO. 4 DATED FEBRUARY 10, 1997
                    TO PROSPECTUS DATED NOVEMBER 1, 1995



        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:


                               SHARES BENEFICIALLY      SHARES TO BE OFFERED
                                 OWNED PRIOR TO           FOR THE SELLING
SELLING STOCKHOLDER               THE OFFERING          STOCKHOLDER'S ACCOUNT
-------------------            -------------------      ---------------------


Bear, Stearns & Co., Inc.(1)      1,035,000                 1,035,000

EIA Research and Education
  Foundation                          1,350                     1,350

First Christian Church                3,500                     3,500


(1)  As pledgee, with respect to 285,280, 245,000, 294,720, and 210,000 shares pledged by F. Coll Bowen, Thomas C. Bowen, Charles Bowen, Jr. and Boone Investors Group, LLC, respectively.